UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 3, 2022

SERITAGE GROWTH PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	001-37420	38-3976287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 3, 2022, Amanda Lombard notified Seritage Growth Properties (the “Company”) of her intention to resign from her position as Chief Financial Officer of the Company to pursue another professional opportunity. Ms. Lombard will cease serving as the Company’s principal financial officer, principal accounting officer and Chief Financial Officer, effective January 14, 2022. Ms. Lombard’s resignation is not the result of any disagreement with the Company.
On January 7, 2022, the Company announced that John Garilli has been appointed interim chief financial officer on a full-time basis, effective January 14, 2022. Mr. Garilli is a veteran public company executive with more than 15 years of experience in real estate leadership roles. Mr. Garilli has been a member of Winthrop Capital Advisors, LLC and its affiliates (“Winthrop”) since 1995, currently serving as President and Chief Operating Officer. Mr. Garilli currently serves as Interim President and CEO of Luby's, Inc., a national restaurant company operating the Luby’s Cafeterias and Fuddruckers brands, since February 2021 and will continue to serve in that role in the near-term. Mr. Garilli has served as CEO, President, Chief Financial Officer, Treasurer, and Secretary of New York REIT Liquidating LLC since 2018. Prior to this, he served as the Chief Executive Officer of its predecessor, New York REIT, Inc. (“NYRT”), a NYSE-listed real estate investment trust, from July 2018 to November 2018, and as Chief Financial Officer, Secretary, and Treasurer of NYRT beginning in 2017. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust’s Chief Financial Officer from 2012 until 2016. Mr. Garilli holds an MBA from Babson College and a BA from the College of the Holy Cross.
The Company and Winthrop are parties to an existing agreement, pursuant to which Winthrop provides the Company with comprehensive property management services and property accounting support as well as the services of Mr. Garilli and other Winthrop executives.  In exchange for these services, the Company pays Winthrop a fee equal to $62,500 per month, plus reimbursement for the salaries, bonuses and benefits for certain employees of Winthrop, other than Mr. Garilli, who devote time to the Company.
There are no family relationships between Mr. Garilli and any director or other executive officer of the Company and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Garilli and the Company and its subsidiaries, except as described herein.
On January 7, 2022, the Company issued a press release announcing Mr. Garilli’s appointment. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of the Company dated January 7, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer and Corporate Secretary

Date: January 7, 2022